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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182824

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed maximum Offering Price	Proposed maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.250% Senior Notes due 2023	$800,000,000	99.540%	$796,320,000	$102,566.02

(1)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 24, 2012)

$800,000,000

4.250% Senior Notes due 2023

HCP, Inc.

        We are offering $800,000,000 aggregate principal amount of 4.250% Senior Notes due 2023 (the "notes"). Unless redeemed prior to maturity, the notes will mature on November 15, 2023. We will pay interest on the notes on May 15 and November 15 of each year, beginning on May 15, 2014.

        We may redeem the notes, in whole or in part, at any time at the redemption prices described in this prospectus supplement.

        The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

        The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured senior indebtedness. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds (before expenses) to HCP(1)

Per note	99.540%	0.650%	98.890%

Total	$796,320,000	$5,200,000	$791,120,000

(1)
Plus accrued interest, if any, from November 12, 2013, if settlement occurs after that date.

        We expect that delivery of the notes will be made to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about November 12, 2013.

Joint Book-Running Managers

Citigroup	Credit Suisse	RBS
Credit Agricole CIB	RBC Capital Markets

Senior Co-Managers

PNC Capital Markets LLC	SunTrust Robinson Humphrey	US Bancorp

Co-Managers

BNY Mellon Capital Markets, LLC	Comerica Securities	KeyBanc Capital Markets
Regions Securities LLC		Scotiabank

The date of this prospectus supplement is November 5, 2013.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" on page S-v of this prospectus supplement and "Where You Can Find More Information" on page ii of the accompanying prospectus.

        In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries, except in the "Description of the Notes" or where it is clear from the context that the terms means only the issuer, HCP, Inc.

        Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical factual statements are "forward-looking statements." We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. In addition, we, through our officers or otherwise, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Investors are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, investors should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth herein under "Risk Factors" in this prospectus supplement and under "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, factors that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include:

  •
  changes in global, national and local economic conditions, including a prolonged period of weak economic growth;

  •
  volatility in the capital markets, including changes in interest rates and the availability and cost of capital;

  •
  our ability to manage our indebtedness level and changes in the terms of such indebtedness;

  •
  the effect on healthcare providers of the automatic spending cuts enacted by Congress ("Sequestration") on entitlement programs, including Medicare, which will, unless modified, result in future reductions in reimbursements;

  •
  the ability of our operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;

  •
  the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such operators' and/or tenants' leases;

  •
  changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations of our operators, tenants and borrowers;

  •
  the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

  •
  competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  •
  our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing operator or tenant upon default;

S-iii

  •
  availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

  •
  the financial, legal, regulatory and reputational difficulties of significant operators of our properties;

  •
  the risk that we may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections;

  •
  the ability to obtain financing necessary to consummate acquisitions on favorable terms;

  •
  the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our joint venture partners' financial condition and continued cooperation; and

  •
  changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations.

        Except as required by law, we undertake no, and hereby disclaim any, obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or otherwise.

S-iv

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that HCP has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that HCP files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in accordance with the Exchange Act and applicable SEC rules):

  •
  our Current Reports on Form 8-K filed on April 5, 2013, April 29, 2013, July 8, 2013, October 2, 2013, October 3, 2013 and October 29, 2013 (as to Item 5.02 only);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended by Amendment No. 1 on Form 10-K/A filed on May 24, 2013;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed on March 15, 2013, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012; and

  •
  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement.

        You may request a copy of any of these filings at no cost to you by contacting us by mail, telephone or e-mail using the information set forth below:

Legal Department
HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
legaldept@hcpi.com

S-v

SUMMARY

        The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide you in connection with this offering, and the information incorporated by reference into those documents, including the risk factors described on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2012. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

 Our Company

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a self-administered real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with offices in Nashville, Tennessee and San Francisco, California. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. Our portfolio is comprised of investments in the following five healthcare segments: (i) senior housing, (ii) post-acute/skilled nursing, (iii) life science, (iv) medical office and (v) hospital. We make investments within our healthcare segments using the following five investment products: (i) properties under lease, (ii) debt investments, (iii) developments and redevelopments, (iv) investment management and (v) investments in senior housing operations utilizing the structure permitted by the Housing and Economic Recovery Act of 2008, which is commonly referred to as "RIDEA."

        The delivery of healthcare services requires real estate and, as a result, tenants and operators depend on real estate, in part, to maintain and grow their businesses. We believe that the healthcare real estate market provides investment opportunities due to the following:

  •
  compelling demographics driving the demand for healthcare services;

  •
  specialized nature of healthcare real estate investing; and

  •
  ongoing consolidation of the fragmented healthcare real estate sector.

        Our principal executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

 The Offering

        The summary below describes some of the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Notes" for a more detailed description of the terms and conditions of the notes.

Issuer	HCP, Inc.
Securities Offered	$800,000,000 aggregate principal amount of 4.250% Senior Notes due November 15, 2023.
Interest Payment Dates	Interest on the notes is payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2014.
Optional Redemption	At any time, we may redeem all or part of the notes at the redemption prices described in "Description of the Notes—Optional Redemption."
Covenants	The indenture governing the notes contains covenants that limit our ability to incur additional indebtedness, including based upon our total indebtedness as a percentage of our total assets, our secured indebtedness as a percentage of our total assets, and our Annualized Interest Expense (as defined herein) coverage ratio compared to a minimum ratio. We are also required to maintain Total Unencumbered Assets (as defined herein) of at least 150% of our Unsecured Debt (as defined herein).
These covenants also restrict our ability to merge, consolidate or transfer all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which exceptions and qualifications are described in "Description of the Notes—Certain Covenants."
Ranking	The notes will be senior unsecured obligations of HCP, ranking equally in right of payment with other senior unsecured indebtedness of HCP from time to time outstanding. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the collateral securing that indebtedness. The notes will also be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.
Use of Proceeds	The net proceeds from this offering are estimated to be approximately $789 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay at maturity the $400 million aggregate principal amount outstanding of our 5.65% Senior Notes due December 15, 2013, plus accrued and unpaid interest to the date of maturity, and to use the remaining net proceeds to repay amounts outstanding under our bank line of credit and for general corporate purposes. See "Use of Proceeds" and "Capitalization."

Conflicts of Interest	Affiliates of certain underwriters are lenders and/or agents under our bank line of credit and certain of the underwriters and/or their respective affiliates may hold a position in our 5.65% Senior Notes due December 15, 2013. Such underwriters or affiliates will therefore receive a portion of the net proceeds of this offering through the repayment of borrowings under our bank line of credit or the repayment of our 5.65% Senior Notes due December 15, 2013, as the case may be. See "Underwriting—Conflicts of Interest."
Risk Factors	You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering before deciding whether to invest in the notes.
No Listing of the Notes	The notes are a new issue of securities for which there is currently no established trading market. The underwriters have advised us that they currently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Summary Historical Financial Data of HCP

        The following table sets forth our summary consolidated financial data. You should read this information together with our consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed on May 24, 2013, and as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, from which such information has been derived, and which are incorporated by reference herein. Our unaudited financial data for the nine months ended September 30, 2013 and 2012 has been prepared on the same basis as our annual consolidated financial statements and includes all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of this data in all material respects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year. The following data is presented on a historical basis.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands, except per share data)
Revenues:
Rental and related revenues	$833,461	$714,438	$1,013,815	$1,002,578	$904,332
Tenant recoveries	75,335	69,656	94,658	92,258	89,011
Resident fees and services	112,070	107,824	143,745	50,619	32,596
Income from direct financing leases	472,409	465,345	622,073	464,704	49,438
Interest income	68,611	12,313	24,536	99,864	160,163
Investment management fee income	1,406	1,423	1,895	2,073	4,666

Total revenues	1,563,292	1,370,999	1,900,722	1,712,096	1,240,206

Costs and expenses:
Interest expense	326,094	309,399	417,130	416,396	285,508
Depreciation and amortization	317,430	254,463	358,245	349,922	306,934
Operating	224,982	210,034	283,998	220,151	210,158
General and administrative	90,080	54,299	79,454	96,121	83,019
Litigation provision	—	—	—	125,000	—
Impairments (recoveries)	—	7,878	7,878	15,400	(11,900)

Total costs and expenses	958,586	836,073	1,146,705	1,222,990	873,719

Other income, net	16,887	2,232	2,776	12,732	16,194

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	621,593	537,158	756,793	501,838	382,681
Income taxes	(3,563)	1,145	1,636	(1,250)	(412)
Equity income from unconsolidated joint ventures	44,278	42,803	54,455	46,750	4,770
Impairments of investments in unconsolidated joint ventures	—	—	—	—	(71,693)

Income from continuing operations	662,308	581,106	812,884	547,338	315,346

Discontinued operations:
Income before gain on sales of real estate	15,874	16,620	2,504	4,049	9,124
Gain on sales of real estate	9,185	2,856	31,454	3,107	19,925

Total discontinued operations	25,509	19,476	33,958	7,156	29,049

Net income	687,367	600,582	846,842	554,494	344,395
Noncontrolling interests' share in earnings	(9,625)	(9,070)	(14,302)	(15,603)	(13,686)

Net income attributable to HCP, Inc	677,742	591,512	832,540	538,891	330,709
Preferred stock dividends	—	(17,006)	(17,006)	(21,130)	(21,130)
Participating securities' share in earnings	(1,330)	(2,154)	(3,245)	(2,459)	(2,081)

Net income applicable to common shares	$676,412	$572,352	$812,289	$515,302	$307,498

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
		(in thousands, except per share data)
Basic earnings per common share:
Continuing operations	$1.43	$1.32	$1.83	$1.28	$0.91
Discontinued operations	0.06	0.04	0.07	0.01	0.10

Net income applicable to common shares	$1.49	$1.36	$1.90	$1.29	$1.01

Diluted earnings per common share:
Continuing operations	$1.43	$1.32	$1.83	$1.28	$0.91
Discontinued operations	0.06	0.04	0.07	0.01	0.09

Net income applicable to common shares	$1.49	$1.36	$1.90	$1.29	$1.00

Weighted average shares used to calculate earnings per common share:
Basic	454,553	420,049	427,047	398,446	305,574

Diluted	455,388	421,404	428,316	400,218	306,900

Dividends declared per common share	$1.575	$1.50	$2.00	$1.92	$1.86

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands)
Comprehensive income:
Net income	$687,367	$600,582	$846,842	$554,494	$344,395
Other comprehensive income (loss):
Change in net unrealized gains (losses) on securities:
Unrealized gains (losses)	1,355	5,716	7,776	(5,396)	937
Reclassification adjustment realized in net income	(9,131)	—	—	5,396	(12,742)
Change in net unrealized gains (losses) on cash flow hedges:
Unrealized gains (losses)	5,635	(3,513)	(3,127)	(4,367)	(996)
Reclassification adjustment realized in net income	751	308	387	(1,033)	1,453
Change in Supplemental Executive Retirement Plan obligation	167	136	(356)	(495)	43
Foreign currency translation adjustment	(3)	289	249	(450)	202

Total other comprehensive income (loss)	(1,226)	2,936	4,929	(6,345)	(11,103)

Total comprehensive income	686,141	603,518	851,771	548,149	333,292
Total comprehensive income attributable to noncontrolling interest	(9,625)	(9,070)	(14,302)	(15,603)	(13,686)

Total comprehensive income attributable to HCP, Inc.	$676,516	$594,448	$837,469	$532,546	$319,606

As of September 30, 2013
(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$49,414
Total assets	19,889,509
Total liabilities	9,039,272
Total equity	10,850,237

RISK FACTORS

        Before purchasing the notes, you should consider carefully the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the accompanying prospectus, and the following risk factors, each of which could materially adversely affect our operating results and financial condition. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein. Each of the risks described in our Annual Report on Form 10-K and in the accompanying prospectus and below could result in a decrease in the value of the notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the value of the notes. The information contained, and incorporated by reference, in this prospectus supplement and in the accompanying prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the "Cautionary Language Regarding Forward-Looking Statements" section in this prospectus supplement and the accompanying prospectus.

Risks Related to HCP

We may become more leveraged.

        As of September 30, 2013, we had approximately $8.6 billion of outstanding indebtedness. After giving effect to the sale of $800 million of notes offered hereby and the application of the net proceeds thereof, we would have had approximately $8.7 billion of outstanding indebtedness. Our bank line of credit and the various indentures governing our outstanding notes, including the indenture that will govern the notes offered hereby, permit us to incur substantial additional debt, and we may borrow additional funds, which may include secured borrowings. A high level of indebtedness would require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available to implement our business strategy and to make distributions to stockholders. A high level of indebtedness could also have the following consequences:

  •
  potential limits on our ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate and/or healthcare industries;

  •
  potential impairment of our ability to obtain additional financing for our business strategy; and

  •
  potential downgrade in the rating of our debt securities by one or more rating agencies, which could have the effect of, among other things, increasing our cost of borrowing.

        In addition, from time to time we mortgage our properties to secure payment of indebtedness. If we are unable to meet our mortgage payments, then the encumbered properties could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value. A foreclosure on one or more of our properties could have a material adverse effect on us.

Our business operations may not generate the cash needed to service our indebtedness.

        Our ability to make payments on our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs.

Risks Related to the Notes

Although these notes are referred to as "senior notes," they will be effectively subordinated to our existing and future secured indebtedness and to all liabilities of our subsidiaries.

        The notes are unsecured and therefore will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured indebtedness before those assets can be applied to make any payments on the notes.

        In addition, most of our assets are held through direct or indirect subsidiaries and, accordingly, the notes will be effectively subordinated to all liabilities of our subsidiaries including any guarantees of new credit facilities that may be issued by our subsidiaries. Our subsidiaries and general and limited partnerships will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries or partnerships, creditors of our subsidiaries and partnerships will generally be entitled to payment of their claims from the assets of those subsidiaries and partnerships before any assets are made available for distribution to us, except to the extent we may also have a claim as a creditor.

An active trading market may not develop for the notes.

        Prior to this offering, there was no existing trading market for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes on any securities exchange.

        The liquidity of any market for the notes will depend on a number of factors, including:

  •
  the number of holders of the notes;

  •
  our performance;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the notes; and

  •
  prevailing interest rates.

        We cannot assure you that an active market for the notes will develop or, if developed, that it will continue.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $789 million. We intend to use the net proceeds from this offering to pay at maturity the $400 million aggregate principal amount outstanding of our 5.65% Senior Notes due December 15, 2013, plus accrued and unpaid interest to the date of maturity, and to use the remaining net proceeds to repay amounts outstanding under our bank line of credit and for general corporate purposes. See "Capitalization."

        The bank line of credit has a maturity of March 11, 2016, with a one-year extension option. Borrowings under the facility accrue interest at the one-month London Interbank Offered Rate ("LIBOR") plus a margin that depends on our credit ratings. Based on our credit ratings at September 30, 2013, the margin on the facility was 1.075%, and the facility fee was 0.175%. Affiliates of certain underwriters are lenders and/or agents under our bank line of credit and certain of the underwriters and/or their respective affiliates may hold a position in our 5.65% Senior Notes due December 15, 2013. Such underwriters or affiliates will therefore receive a portion of the net proceeds of this offering through the repayment of borrowings under our bank line of credit or the repayment of our 5.65% Senior Notes due December 15, 2013, as the case may be. See "Underwriting—Conflicts of Interest."

CAPITALIZATION

        The table below sets forth our capitalization as of September 30, 2013:

  •
  on an actual basis; and

  •
  on an adjusted basis to give effect to this offering and the application of the net proceeds thereof.

        The table below is unaudited and should be read in conjunction with "Summary Historical Financial Data of HCP" and "Use of Proceeds" contained elsewhere in this prospectus supplement, and the consolidated annual and interim financial statements and the notes thereto included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2013
	Actual	As Adjusted
	(in thousands, except share and per share data)
Debt:
Bank line of credit(1)	$285,000	$—
Term loan	221,748	221,748
4.250% notes due 2023 offered hereby	—	800,000
5.65% Senior Notes due December 15, 2013	400,000	—
Other senior unsecured notes	6,165,934	6,165,934
Mortgage debt	1,410,407	1,410,407
Other debt	77,503	77,503

Total debt	$8,560,592	$8,675,592
Stockholders' equity:
Common stock: $1.00 par value: 750,000,000 shares authorized; 455,873,953 actual and 455,873,953 as adjusted shares issued and outstanding	$455,874	$455,874
Additional paid in capital	11,306,717	11,306,717
Cumulative dividends in excess of earnings	(1,106,494)	(1,106,494)
Accumulated other comprehensive loss	(15,879)	(15,879)

Total stockholders' equity	10,640,218	10,640,218
Noncontrolling interests:
Joint venture partners	25,228	25,228
Non-managing member unitholders	184,791	184,791

Total noncontrolling interests	210,019	210,019

Total equity	10,850,237	10,850,237

Total capitalization	$19,410,829	$19,525,829

(1)
As of November 4, 2013, the amount outstanding under our bank line of credit was $200 million.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In computing the ratios of earnings to fixed charges, earnings have been based on consolidated pre-tax income from continuing operations before fixed charges (exclusive of capitalized interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest.

	Nine Months Ended September 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	2.77	2.62	2.02	2.11	1.19	1.48

DESCRIPTION OF THE NOTES

        Please read the following information concerning the notes in conjunction with the statements under "Description of the Debt Securities" in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The notes will be issued under the Indenture, dated as of November 19, 2012, related to our debt securities, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Base Indenture"), as supplemented by the Second Supplemental Indenture to be dated as of November 12, 2013 (the "Supplemental Indenture"). In this prospectus supplement, we refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." The Base Indenture was filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on November 19, 2012. As used in this section, references to "HCP," the "Company," "we," "us," or "our" do not include any current or future subsidiary of, or other entity controlled by, HCP.

General

        The notes will constitute a single series of debt securities under the Indenture, will be initially limited to $800,000,000 aggregate principal amount and will mature on November 15, 2023. The notes will constitute part of the senior unsecured debt of HCP and will be equal in right of payment to any other existing or future senior unsecured obligations of HCP. The notes have covenants and events of default that vary from certain existing senior unsecured notes of HCP. The Indenture does not limit the aggregate principal amount of debt securities that HCP may issue under the Indenture. The notes will not be subject to any sinking fund payments. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest Payments and Maturity

        The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest, on November 15, 2023. The notes will bear interest at the annual rate set forth on the cover page of this prospectus supplement beginning on November 12, 2013. The interest will be paid semi-annually on May 15 and November 15 of each year, beginning on May 15, 2014, to the persons in whose names the notes are registered at the close of business on the date that is 15 calendar days prior to such date, whether or not such date is a business day. We will compute the amount of interest payable on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date, redemption date or maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest may be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next succeeding business day. We will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities.

Certain Covenants

  Limitations on incurrence of debt

        HCP shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

        HCP shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of such additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt would exceed 40% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

        HCP shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the ratio of Annualized Consolidated EBITDA to Annualized Interest Expense for the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis and calculated on the assumption (without duplication) that:

          (1)   the additional Debt and any other Debt Incurred by HCP or any of its Subsidiaries since the first day of the Latest Completed Quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period; provided that in determining the amount of Debt so Incurred, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

          (2)   the repayment or retirement of any other Debt repaid or retired by HCP or any of its Subsidiaries since the first day of the Latest Completed Quarter to the date of determination had occurred at the beginning of that period; provided that in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period; and

          (3)   in the case of any acquisition or disposition of any asset or group of assets (including, without limitation, by merger, or stock or asset purchase or sale) or the placement of any assets in service or removal of any assets from service by HCP or any of its Subsidiaries since the first day of the Latest Completed Quarter to the date of determination, the acquisition, disposition, placement in service or removal from service and any related repayment or refinancing of Debt had occurred as of the first day of such period, with the appropriate adjustments to Annualized Consolidated EBITDA and Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

  Maintenance of total unencumbered assets

        HCP and its Subsidiaries shall maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

  Certain Definitions

        "Annualized Consolidated EBITDA" means, for any quarter, the product of Consolidated EBITDA for such period of time multiplied by four.

        "Annualized Interest Expense" means, for any quarter, the Interest Expense for that quarter multiplied by four, provided that any nonrecurring item, as determined by HCP in good faith, that is included in Interest Expense will be removed from such Interest Expense before such multiplication.

        "Consolidated EBITDA" means, for any period of time, the net income (loss) of HCP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):

  (1)
  Interest Expense;

  (2)
  taxes;

  (3)
  depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by HCP, deducted in arriving at net income (loss);

  (4)
  extraordinary items, including impairment charges;

  (5)
  non-recurring items or other unusual items, as determined reasonably and in good faith by HCP (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

  (6)
  noncontrolling interests;

  (7)
  income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

  (8)
  gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges.

        For purposes of calculating Consolidated EBITDA, all amounts shall be as determined reasonably and in good faith by HCP, and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

        "Consolidated Financial Statements" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.

        "Debt" means, as of any date (without duplication), all indebtedness and liabilities for borrowed money, secured or unsecured, of HCP and its Subsidiaries, including mortgages and other notes payable (including any debt securities issued under the Indenture to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions. It is understood that Debt shall not include any redeemable equity interest in HCP.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation, and "Incurrence" and "Incurred" have the meanings correlative to the foregoing.

        "Intercompany Debt" means, as of any date, Debt to which the only parties are HCP and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which HCP is the borrower, such Debt is subordinate in right of payment to the notes.

        "Interest Expense" means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period by HCP and its Subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) non-cash swap ineffectiveness charges, in all cases as reflected in the applicable Consolidated Financial Statements.

        "Latest Completed Quarter" means, as of any date, the then most recently ended fiscal quarter of HCP for which Consolidated Financial Statements of HCP have been completed, it being understood that at any time when HCP is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the SEC, the term "Latest Completed Quarter" shall be deemed to refer to the fiscal quarter covered by HCP's most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, HCP's Annual Report on Form 10-K.

        "Lien" means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided that, for purposes hereof, "Lien" shall not include any mortgage that has been defeased by HCP or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Real Estate Assets" means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

        "Secured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of HCP and its Subsidiaries as of that date that is secured by a Lien on properties or other assets of HCP or any of its Subsidiaries.

        "Subsidiary" means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such Person in accordance with GAAP.

        "Total Assets" means, as of any date, the consolidated total assets of HCP and its Subsidiaries, as such amount would appear on a consolidated balance sheet of HCP prepared as of such date in accordance with GAAP. "Total Assets" shall include Undepreciated Real Estate Assets and all other assets but shall exclude goodwill, and shall include the proceeds of the Debt or Secured Debt to be Incurred.

        "Total Unencumbered Assets" means, as of any date, Undepreciated Real Estate Assets of HCP and its Subsidiaries that are not subject to any Lien which secures Debt of any of HCP and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon, plus all other assets of HCP and its Subsidiaries as all such amounts would appear on a consolidated balance sheet of HCP prepared as of such date in accordance with GAAP plus the proceeds of the Debt or Secured Debt to be Incurred; provided, however, that "Total Unencumbered Assets" does not include net real estate investments under unconsolidated joint ventures of HCP and its Subsidiaries and does not include goodwill.

        "Undepreciated Real Estate Assets" means, as of any date, the amount of real estate assets valued at original cost plus capital improvements.

        "Unsecured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of HCP and its Subsidiaries as of that date that is not Secured Debt.

Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of our assets to another entity unless we are the continuing entity or the successor, transferee or lessee entity (if other than us) is organized and existing under the laws of the United States or any State thereof and expressly assumes our obligations under the Indenture and the debt securities under the Indenture and, immediately after giving effect to the transaction, we or the successor, transferee or lessee entity (if other than us) would not be in default in the performance of any covenant or condition of the Indenture or the debt securities and no event of default would have occurred and be continuing.

Optional Redemption

        We may redeem all or part of the notes at any time at our option at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to, but excluding, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the date of redemption; provided, however, that if we redeem the notes 90 days or fewer prior to their maturity date, the redemption price will equal 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but excluding, the date of redemption; provided, further, that installments of interest that are due and payable on any interest payment dates falling on or prior to a redemption date shall be payable on such interest payment dates to the persons who were registered holders of the notes at the close of business on the applicable record dates.

        "Treasury Rate" means, with respect to any redemption date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate will be calculated by the Independent Investment Banker on the third business day preceding the date fixed for redemption.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("remaining life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means (1) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker." "Reference Treasury Dealers" means (i) each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer and (ii) up to two other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        We may redeem the notes in increments of $1,000 so long as, in the case of any note redeemed in part, the unredeemed principal amount thereof is $2,000 or an integral multiple of $1,000 in excess thereof. If we are redeeming less than all of the notes, the trustee will select the notes to be redeemed in accordance with the procedures of DTC. We will cause notices of redemption to be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If a series of notes has been issued in global form through the Depository Trust Company, or DTC, as depositary, notice may be instead provided by delivery to DTC for posting through its Legal Notice Service, or LENS, or a successor system thereof.

        If any of the notes are to be redeemed in part only, the notice of redemption that relates to the relevant note will state the portion of the principal amount thereof to be redeemed. We will issue a note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. Any notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on the notes or portions of them called for redemption.

Events of Default

        The following are "events of default" under the Indenture with respect to the notes:

  •
  failure to pay principal of or any premium on the notes when due;

  •
  failure to pay any interest on the notes when due, continued for 30 days;

  •
  failure to perform any other of our covenants or agreements in the Indenture (other than a covenant or agreement included in the Indenture solely for the benefit of one or more series of debt securities other than the notes) or in the notes, continued for 60 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of the outstanding notes to us and the trustee as provided in the Indenture;

  •
  certain specified events under bankruptcy, insolvency or other similar laws with respect to us; and

  •
  if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any debt (including obligations under capitalized leases) of the Company (including an event of default with respect to any outstanding securities of any series issued under the Indenture other than the notes) in an aggregate amount in excess of $50,000,000, whether such debt now exists or shall hereafter be created, shall happen and shall result in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within ten days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding notes, a written notice specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled.

        If an event of default with respect to the notes (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of all the outstanding notes to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of all the outstanding notes shall automatically become due and payable immediately without any declaration or other action on the part of the trustee or the note holders. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul the acceleration.

        The Indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of the notes notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect of the notes known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of default in the payment of principal, premium, if any, or interest, if any, on any notes, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding notes.

        The Indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Indenture and as to any default in our performance.

Modification of the Indenture

        The Indenture provides that we and the trustee may, without the consent of any holders of the notes or the holders of any other debt securities issued under the Indenture, enter into supplemental indentures for the purposes, among other things, of:

  •
  curing ambiguities or inconsistencies in the Indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the Indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus or other offering document;

  •
  providing for the assumption by a successor corporation of our obligations under the Indenture;

  •
  providing for the appointment of a successor trustee under the Indenture;

  •
  adding guarantees with respect to the debt securities of any series;

  •
  securing the debt securities of any series;

  •
  adding to the covenants or events of default for the benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us;

  •
  deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

  •
  making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

  •
  changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions;

  •
  complying with amendments to the Trust Indenture Act of 1939; or

  •
  establishing the form and terms of the debt securities of any series as permitted by the Indenture and authorizing the issuance of additional debt securities of a series previously authorized.

        With specific exceptions, the Indenture or the rights of the holders of the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes, but no modification may be made without the consent of the holder of each outstanding note that, among other things, would:

  •
  extend the maturity of any payment of principal of or any installment of interest on any notes;

  •
  reduce the principal amount of any note, or the interest thereon, or any premium payable on any note;

  •
  change any place of payment where, or the currency in which, any note or any premium or interest is denominated or payable;

  •
  change the ranking of the debt securities of any series;

  •
  impair the right to sue for the enforcement of any payment on or with respect to any note; or

  •
  reduce the percentage in principal amount of outstanding notes required to consent to any supplemental indenture, any waiver of compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture, reduce the requirements of the Indenture for quorum or voting or otherwise modify the sections in the Indenture relating to these consents and waivers.

Satisfaction and Discharge of Indenture

        The Indenture, with respect to the notes (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the notes or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the notes, in accordance with the Indenture.

Discharge and Defeasance

        At our option, either (a) we shall be discharged from our obligations with respect to the notes (subject to survival of certain limited provisions in the Indenture) or (b) we will cease to be under any obligation to comply with the covenants described above under "—Certain Covenants" with respect to the notes, in either case by depositing in trust with the trustee cash or U.S. government obligations (or combination thereof) sufficient to pay the principal of and premium, if any, and interest on the notes to their maturity or redemption date in accordance with the terms of the Indenture and the notes.

Forms and Denominations

        The notes will be issued as permanent global securities in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances described below. See "—Book-Entry System." The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Book-Entry System

        The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes (the "global notes"). Upon issuance, the notes will be issued only in the form of one or more definitive global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for such global note ("participants"), including Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and records maintained by DTC's direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of such global note. None of the trustee, us or any other agent of the trustee or agent of ours will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If DTC is at any time unwilling or unable to continue as depository for the notes or if DTC shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes in definitive form in exchange for the respective global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive notes in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the notes has occurred and is continuing. Any notes issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

        DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. So long as the notes are evidenced by one or more global notes in book-entry form, all payments of principal and interest in respect of the notes will be made by us in immediately available funds.

        So long as the notes are evidenced by one or more global notes in book-entry form, the notes will trade in DTC's Same-Day Funds Settlement System until maturity and secondary market trading activity in the notes will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Further Issuances

        We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes offered by this prospectus supplement in all respects, including having the same CUSIP number, so that such additional notes would be consolidated and form a single series with the notes offered hereby and would have the same terms as to status, redemption or otherwise as the notes offered hereby. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the notes.

Governing Law; Waiver of Trial by Jury

        The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York. The Indenture provides that we, the trustee and the holders of the notes waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the Indenture.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This discussion is a supplement to, and is intended to be read together with, the discussion in the accompanying prospectus under the heading "Material United States Federal Income Tax Considerations." This summary of material federal income tax considerations is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of the notes in light of their personal investment or tax circumstances.

        EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO HIM OR HER OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF THE NOTES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Rates

        Currently, the maximum tax rate for non-corporate taxpayers for ordinary income is 39.6%. Under recently enacted legislation, the maximum tax rate for non-corporate taxpayers for qualified dividend income is currently 20%, and the maximum tax rate on long-term capital gain on capital assets held by an individual generally is 20%. See also "Material United States Federal Income Tax Considerations—Other Tax Considerations—Medicare 3.8% Tax on Investment Income" in the accompanying prospectus.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc. are acting as representatives of the underwriters, the following principal amounts of the notes shown in the following table:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$144,000,000
Credit Suisse Securities (USA) LLC	144,000,000
RBS Securities Inc.	144,000,000
Credit Agricole Securities (USA) Inc.	96,000,000
RBC Capital Markets, LLC	96,000,000
PNC Capital Markets LLC	32,000,000
SunTrust Robinson Humphrey, Inc.	32,000,000
U.S. Bancorp Investments, Inc.	32,000,000
BNY Mellon Capital Markets, LLC	16,000,000
Comerica Securities, Inc.	16,000,000
KeyBanc Capital Markets Inc.	16,000,000
Regions Securities LLC	16,000,000
Scotia Capital (USA) Inc.	16,000,000

Total	$800,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at discounts from the public offering price of up to 0.400% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at discounts from the public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Us
Per note	0.650%
Total	$5,200,000

        We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $2.1 million and will be payable by us.

        The notes are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships to us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us.

        Affiliates of certain underwriters are lenders and/or agents under our bank line of credit. Citibank, N.A., an affiliate of Citigroup Global Markets Inc., serves as a co-documentation agent and a lender, in each case under our unsecured revolving credit facility. In addition, certain of the underwriters and/or their respective affiliates may hold a position in our 5.65% Senior Notes due December 15, 2013. Since a portion of the net cash proceeds from this offering will be applied to repay borrowings under our bank line of credit and to repay our 5.65% Senior Notes due December 15, 2013, these underwriters and/or their respective affiliates will receive, and certain of the other underwriters and/or their affiliates may receive, a portion of the net proceeds so applied through the repayment of borrowings under our bank line of credit and/or the repayment of our 5.65% Senior Notes due December 15, 2013, as the case may be.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters and their respective affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by underwriters which constitute the final placement of the notes contemplated in this prospectus supplement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State; and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Delayed Settlement

        We expect that delivery of the notes will be made to investors on or about the 4th business day following the date of this prospectus supplement (such settlement being referred to as "T+4"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

VALIDITY OF THE NOTES

        Certain legal matters with respect to the notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from HCP, Inc.'s Annual Report on Form 10-K, and the effectiveness of HCP, Inc.'s internal control over financial reporting as of December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of HCR ManorCare Inc., as of December 31, 2012 and 2011 and for the three years ended December 31, 2012, included in the Annual Report of HCP, Inc. on Form 10-K/A for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

HCP, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

        We may from time to time offer to sell together or separately in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; and

  •
  warrants.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "HCP." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2012.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise indicated herein or the context otherwise indicates the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries. Currency amounts in this prospectus are stated in United States, or U.S., dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HCP, Inc.

        The SEC allows us to "incorporate by reference" certain information we file with the SEC into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with applicable SEC rules promulgated under the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as updated by our Current Report on Form 8-K filed on July 24, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  •
  portions of our Definitive Proxy Statement on Schedule 14A filed on March 13, 2012 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  our Current Report on Form 8-K/A filed on January 18, 2012 and our Current Reports on Form 8-K filed on January 23, 2012, February 1, 2012, March 7, 2012, March 22, 2012, March 27, 2012 (as to item 8.01 only), March 29, 2012 (as to items 1.01 and 2.03 only), April 20, 2012, May 1, 2012 (as to item 5.07 only), June 22, 2012, July 23, 2012 and July 24, 2012; and

  •
  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007.

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with applicable SEC rules promulgated under the Exchange Act). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

        Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus or any accompanying prospectus supplement. You may obtain documents incorporated by reference in this prospectus or any accompanying prospectus supplement by requesting them in writing or by telephone from:

Legal Department
HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
legaldept@hcpi.com

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward-looking statements." We intend to have our forward-looking statements covered by the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectations as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth herein under "Risk Factors" and under "Part I, Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, factors that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include:

  (a)
  Changes in global, national and local economic conditions, including a prolonged period of weak economic growth;

  (b)
  Continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital;

  (c)
  Our ability to manage our indebtedness level and changes in the terms of such indebtedness;

  (d)
  Changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations of our operators, tenants and borrowers;

  (e)
  The potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

  (f)
  Competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  (g)
  Our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing operator or tenant upon default;

  (h)
  Availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

  (i)
  The financial, legal, regulatory and reputational difficulties of significant operators of our properties;

  (j)
  The risk that we may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections;

  (k)
  The ability to obtain financing necessary to consummate acquisitions on favorable terms;

  (l)
  Changes in the reimbursement available to our operators, tenants and borrowers by governmental or private payors (including the July 2011 Centers for Medicare & Medicaid Services final rule reducing Medicare skilled nursing facility Prospective Payment System payments in fiscal year 2012 by 11.1% compared to fiscal year 2011) and other potential changes in Medicare and Medicaid payment levels, which, among other effects, could negatively impact the value of our approximately 10% equity interest in the operations of HCR ManorCare, Inc. ("HCR");

  (m)
  The risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition and continued cooperation;

  (n)
  The ability of our operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; and

  (o)
  The financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such operators' and/or tenants' leases.

        Except as required by law, we undertake no, and hereby disclaim any, obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or otherwise.

v

SUMMARY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

HCP, Inc.

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a self-administered real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with offices in Nashville, Tennessee and San Francisco, California. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. Our portfolio is comprised of investments in the following five healthcare segments: (i) senior housing, (ii) post-acute/skilled nursing, (iii) life science, (iv) medical office and (v) hospital. We make investments within our healthcare segments using the following five investment products: (i) properties under lease, (ii) debt investments, (iii) developments and redevelopments, (iv) investment management and (v) RIDEA, which represents investments in senior housing operations utilizing the structure permitted by the Housing and Economic Recovery Act of 2008.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100. Our website address is www.hcpi.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information."

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated. In computing the ratios of earnings to fixed charges, earnings have been based on consolidated pre-tax income from continuing operations before fixed charges (exclusive of capitalized interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock. In April 2012, we redeemed all of our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock.

		Year Ended December 31,
	Three Months Ended March 31, 2012
		2011 Pro forma(1)	2011 Actual	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.51	2.20	2.03	2.13	1.21	1.50	1.26

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.18	2.10	1.94	1.99	1.14	1.42	1.20

(1)
The unaudited pro forma condensed consolidated statement of income data used in the pro forma calculations for the year ended December 31, 2011 was prepared under the purchase method of accounting as if the acquisition of HCR Properties, Inc. ("HCR PropCo.") and the approximate 10% ownership interest in the operations of HCR ManorCare, Inc. had been completed on January 1, 2011. We have included this information only for purposes of illustration, and it does not necessarily indicate what the ratios would have been if the acquisitions had actually been completed on that date. Moreover, this information does not necessarily indicate what the future ratios of earnings to fixed charges will be.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

Common Stock

        As of July 23, 2012, there were 429,523,697 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on The New York Stock Exchange (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

Preferred Stock

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of July 23, 2012 we had no shares of preferred stock outstanding.

        The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including:

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  the number of shares constituting the series and the distinctive designation thereof;

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  the voting rights, if any, of the series;

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  the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

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  whether there shall be a sinking or similar fund for the purchase of shares of the series and, if so, the terms and provisions that shall govern the fund;

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  the rights of the holders of shares of the series upon our liquidation, dissolution or winding up;

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  the rights, if any, of holders of shares of the series to convert their shares into or to exchange the shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

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  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

        The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity as to dividends and distributions of assets with each other series of preferred stock. The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

  Dividend Rights of Preferred Stock

        Holders of shares of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on the dates and at rates as will be set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates fixed by our board of directors, as specified in the prospectus supplement relating to the series of preferred stock.

        Dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

        So long as the shares of any series of preferred stock are outstanding, except as otherwise provided in the prospectus supplement relating to such series, we may not declare any dividends on our common stock or any other stock ranking as to dividends or distributions of assets junior to the series of preferred stock or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock which is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock:

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  unless, if the preferred stock is cumulative, full dividends for prior dividend periods shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock of the series and all other series of our preferred stock (other than junior stock); and

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  unless we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of the series or any shares of any other series of our preferred stock (other than junior stock).

  Liquidation Preference

        In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets or payment is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution or payment to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock of any series and any other shares of preferred stock (including any other series of the preferred stock) ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of preferred stock will be entitled to no further participation in any distribution of our assets.

        If such payment shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other classes of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

  Redemption

        A series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

        In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

        So long as any dividends on shares of any series of preferred stock or any other series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, the foregoing will not prevent the purchase or acquisition of such shares of preferred stock of such series or of shares of such other series of preferred stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal and state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for our stock) ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of preferred stock to be redeemed at the address shown on our stock transfer books. After the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest plus accumulated and unpaid dividends, if any.

  Conversion Rights

        The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of common stock or another series of preferred stock (or any other securities) will be set forth in the prospectus supplement relating thereto.

  Voting Rights

        Except as indicated below or in a prospectus supplement relating to a particular series of preferred stock, the holders of the preferred stock will not be entitled to vote for any purpose.

        So long as any shares of preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of two-thirds of the shares of each series of preferred stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

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  authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such series of preferred stock with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  repeal, amend or otherwise change any of the provisions of our charter applicable to the preferred stock of such series in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of such series of preferred stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Transfer and Ownership Restrictions Relating to our Common Stock

        Our charter contains restrictions on the ownership and transfer of our voting stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

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  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board of directors fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. The HCP board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to our Preferred Stock

        Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain its status as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board of directors otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to our Common Stock" above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "bank depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see "Where You Can Find More Information." We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the "TIA"). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and supplemental indenture and/or officer's certificate, if any, in their entirety before investing in our debt securities. See "Where You Can Find More Information."

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  whether the debt securities will be senior or subordinated;

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  whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining the same;

  •
  the interest rate(s) or the method for determining the same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions, including at our option or at the option of the holders;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock—Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board of directors were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board of directors and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of HCP, Inc.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions), the advance notice provisions of our bylaws and the provisions of our bylaws relating to stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. For purposes of this summary under the heading "Material United States Federal Income Tax Considerations," references to "HCP," "we," "our," and "us" mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or concerning the treatment of the securities offered by this prospectus, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. Supplemental United States federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our securities in light of their personal investment or tax circumstances, or to holders who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  brokers or dealers in securities or commodities;

  •
  traders in securities;

  •
  expatriates and certain former citizens or long-term residents of the United States;

  •
  tax-exempt organizations;

  •
  persons who are subject to the alternative minimum tax;

  •
  persons who hold the securities offered by this prospectus as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell the securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

  •
  United States persons that have a functional currency other than the United States dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

  •
  persons that are S corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the United States federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of the Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT.

        Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as we expect occurred as a result of the merger with CNL Retirement Corp. ("CRC") in 2006, the acquisition of Slough Estates USA, Inc. ("SEUSA") in 2007, and the acquisition of HCR PropCo. with respect to the acquisition of certain real property from HCR in 2011), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

          (4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer and Ownership Restrictions Relating to our Common Stock," "Description of Capital Stock—Business Combination Provisions" and "Description of Capital Stock—Transfer and Ownership Restrictions Relating to our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "Failure to Qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies

        We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the United States federal income taxation of partnerships and their partners is included below in "—Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

        We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the United States federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

Ownership of Interests in Subsidiary REITs

        We own interests in other corporations that have elected to be taxed as a REIT. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to United States federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or on or after January 1, 2009, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to United States federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term

"hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have made an investment in a property located in Mexico. This investment could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the Internal Revenue Service had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipate that any foreign currency gain we recognized relating to rents we receive from our property located in Mexico was qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for United States federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, commencing with our taxable years beginning on or after January 1, 2009, not more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries did not exceed 20% of the aggregate value of our gross assets in any taxable year beginning on or after January 1, 2001 and ending on or before December 31, 2008, and we believe that since that time, the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, certain loans that do not constitute real estate assets and which must qualify under the "straight debt safe harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe harbor.

        In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the Internal Revenue Service as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as CRC), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General

        We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for United States federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for United States federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for United States federal income tax purposes unless it elects otherwise. With the exception of certain limited liability companies that have elected to be treated as corporations and have also elected with us to be treated as taxable REIT subsidiaries of ours, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is applicable only to such partnerships and limited liability companies.

Allocations of Income, Gain, Loss and Deduction

        A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for United States federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited from Other Entities

        From time to time, we have and may continue to acquire entities organized as C corporations and REITs. Depending on how such acquisitions are structured, we may inherit tax liabilities and other tax attributes from the acquired entities.

Acquisitions of C Corporations in Carry-Over Basis Transactions

        We have and may continue to acquire C corporations in transactions in which the basis of the corporations' assets in our hands is determined by reference to the basis of the asset in the hands of the acquired corporations (a "Carry-Over Basis Transaction"). Our merger with CRC in 2006 was structured as a merger that qualified as a reorganization under the Internal Revenue Code and, thus, was a Carry-Over Basis Transaction. In addition, we acquired the stock of SEUSA in 2007 and HCR PropCo. with respect to the acquisition of certain real property from HCR in 2011 in Carry-Over Basis Transactions.

        In the case of assets we acquire from a C corporation in a Carry-Over Basis Transaction, if we dispose of any such asset in a taxable transaction during the ten-year period beginning on the date of the Carry-Over Basis Transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the Carry-Over Basis Transaction. The foregoing result with respect to the recognition of gain assumes that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date the acquisition occurred. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

        Our tax basis in the assets we acquire in a Carry-Over Basis Transaction may be lower than the assets' fair market values. This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets than would be the case if we had directly purchased the assets in a taxable transaction.

        In addition, in a Carry-Over Basis Transaction, we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which transaction occurs. Any adjustments to the acquired corporation's income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation's tax returns by the Internal Revenue Service, could affect the calculation of the corporation's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service. We believe that we have satisfied the distribution requirements described above in connection with the CRC merger, the acquisition of SEUSA, and the acquisition of HCR PropCo.

        At the closing of the CRC merger, we received an opinion of our counsel substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for United States federal income tax purposes the CRC merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion represents the best legal judgment of our counsel and is not binding on the Internal Revenue Service or the courts. If, contrary to such opinion, the CRC merger did not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the CRC merger would have been treated as a sale of CRC's assets to us in a taxable transaction, and CRC would have recognized taxable gain. In such a case, as CRC's successor-in-interest, we would be required to pay the tax on any such gain.

Acquisition of CRP

        In October 2006, we acquired CNL Retirement Properties, Inc. ("CRP") pursuant to a taxable merger. In connection with the CRP merger, CRP's REIT counsel rendered an opinion to us, dated as of the closing date of the merger, substantially to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, CRP qualified as a REIT under the Internal Revenue Code for the taxable years ending December 31, 1999 through the closing date of the merger. The opinion of counsel delivered in connection with the CRP merger represents the best legal judgment of CRP's counsel and is not binding on the Internal Revenue Service or the courts. If, however, contrary to the opinion of CRP's REIT counsel, CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Because the CRP merger was treated for United States federal income tax purposes as if CRP sold all of its assets in a taxable transaction, if CRP did not qualify as a REIT for the taxable year of the merger, it would be subject to tax on the excess of the fair market value of its assets over their adjusted tax basis. As a successor in interest to CRP, we would be required to pay this tax.

Taxation of Holders of Our Stock

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our stock.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "non-U.S. Stockholders," applies to you.

        Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our capital stock or debt securities who is:

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  an individual citizen or resident of the United States;

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  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        A "non-U.S. holder" is a beneficial holder of shares of our common stock who is not a U.S. holder.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain stock dividends, including dividends partially paid in our common stock and partially paid in cash that comply with recent Internal Revenue Service guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See "Taxation of the Company—Annual Distribution Requirements" above.

Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. See "Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock

        If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Stock

        A redemption of shares of our stock will be treated under the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

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  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate); (2)"qualified dividend income" is currently 15%; and (3) ordinary income is currently 35%, which rate is scheduled to increase to 39.6%, as of January 1, 2013. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate generally will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our stock, but rather will reduce the non-U.S. holder's adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

          (1)   the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

          (2)   the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our stock will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

          (1)   our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

          (2)   such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our stock were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Taxation of Holders of Our Debt Securities

        The following summary describes certain of the principal United States federal income tax consequences of owning and disposing of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as "OID." OID with respect to a debt security is the excess, if any, of the debt security's "stated redemption price at maturity" over its "issue price." The "stated redemption price at maturity" is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of "qualified stated interest." Interest on debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The "issue price" of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

Stated Interest

        U.S. holders generally must include interest on the debt securities in their United States federal taxable income as ordinary income:

  •
  when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or

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  when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

        If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder's method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

        Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

        Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

        Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. Currently, the maximum federal income tax rate on long-term capital gain on capital assets held by an individual generally is 15%. The United States federal income tax laws relating to this 15% tax rate are scheduled to "sunset" or revert to provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. The term "non-U.S. holder" means a beneficial owner of a debt security that is not a U.S. holder, as defined above.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

        Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and the non-U.S. holder:

  •
  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code;

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  is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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  provides the appropriate certification as to the non-U.S. holder's status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder's behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation's conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities

        Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

  •
  the non-U.S. holder's investment in the debt securities is effectively connected with the conduct of a United States trade or business; or

  •
  the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

        For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation's conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Other Tax Considerations

State, Local and Foreign Taxes

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and holders of our securities may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the United States federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Foreign Account Tax Compliance Act

        Recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2014, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers;

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, the description of material federal income tax consequences contained in this prospectus under the heading "Material United States Federal Income Tax Considerations" is based upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of HCP, Inc. as of December 31, 2011 and 2010 and for the years then ended appearing in HCP, Inc.'s Current Report on Form 8-K dated July 24, 2012, and the effectiveness of HCP, Inc.'s internal control over financial reporting appearing in the Annual Report on Form 10-K of HCP, Inc. for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedules of HCP, Inc. for the year ended December 31, 2009 appearing in HCP, Inc.'s Annual Report for the year ended December 31, 2011, as amended by the Current Report on Form 8-K dated July 24, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of HCR Properties, LLC as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, which are incorporated herein by reference to HCP, Inc.'s Current Report on Form 8-K, filed on July 24, 2012, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$800,000,000

4.250% Senior Notes due 2023
HCP, Inc.

PROSPECTUS SUPPLEMENT
November 5, 2013

Joint Book-Running Managers

Citigroup
Credit Suisse
RBS
Credit Agricole CIB
RBC Capital Markets

Senior Co-Managers

PNC Capital Markets LLC
SunTrust Robinson Humphrey
US Bancorp

Co-Managers

BNY Mellon Capital Markets, LLC
Comerica Securities
KeyBanc Capital Markets
Regions Securities LLC
Scotiabank